Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 10-K of Brookfield Oaktree Holdings, LLC (the “Company”)
for the year ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof
(the “Report”), I, Nicholas Goodman, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of
1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods presented.
Date: March 24, 2026

/s/ Nicholas Goodman
Nicholas Goodman
Chief Executive Officer
(Principal Executive Officer)
A signed original of this written statement required
by Section 906 has been provided to the Company and will
be retained by the Company and furnished to the Securities
and Exchange Commission or its staff upon request.
This Certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the
Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.